UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2023
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Luxfer Holdings PLC
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(Name of Registrant as Specified in Charter)

England and Wales	001-35370	98-1024030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8989 North Port Washington Road, Suite 211,
Milwaukee, WI, 53217
(Address and Zip Code of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: +1 414-269-2419

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value £0.50 each	LXFR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Luxfer Holdings PLC (the “Company”) held its 2023 Annual General Meeting of Shareholders (the “AGM”) on Wednesday, June 7, 2023, in Manchester, England. There were 27,596,234 ordinary shares issued and outstanding at the close of business on April 19, 2023, the voting record date, which were entitled to receive notice of, and vote at, the AGM. Holders of 24,892,662 ordinary shares (90.2%) were represented in person or by proxy at the AGM, constituting a quorum.

At the AGM, the Company’s shareholders voted on thirteen resolutions, each of which is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 27, 2023, as supplemented by a first proxy statement supplement dated May 24, 2023 and a second proxy statement supplement dated May 30, 2023 (collectively, the “Proxy Statement”). The number of votes cast for or against, and the number of abstentions and any non-votes, with respect to each resolution are set forth below. The results detailed below represent final voting results.

Ordinary Resolutions 1-6: Election of Directors

The nominees listed below were elected to serve as Directors of the Company for a one year term, expiring on completion of the 2024 Annual General Meeting of Shareholders.

Nominee	Votes For	Votes Against	Abstentions	Non-Votes
Andy Butcher	21,847,456	471,020	2,208	2,571,978
Patrick Mullen	21,687,347	631,127	2,210	2,571,978
Richard Hipple	20,918,197	1,400,277	2,210	2,571,978
Clive Snowdon	20,784,172	1,534,302	2,210	2,571,978
Sylvia A. Stein	22,268,191	50,583	1,910	2,571,978
Lisa Trimberger	21,834,659	484,015	2,010	2,571,978

Ordinary Resolution 7: Approval, by non-binding advisory vote, of the Directors’ Remuneration Report for the year ended December 31, 2022

The Company’s shareholders approved, on a non-binding advisory basis, the Directors' Remuneration Report for the year ended December 31, 2022.

Votes For	Votes Against	Abstentions	Non-Votes
21,262,033	1,049,784	8,867	2,571,978

Ordinary Resolution 8: Approval, by non-binding advisory vote, of the compensation of the Company’s Named Executive Officers for the year ended December 31, 2022

The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers, as detailed in the Proxy Statement, for the year ended December 31, 2022.

Votes For	Votes Against	Abstentions	Non-Votes
21,217,462	1,093,059	10,163	2,571,978

Ordinary Resolution 9: Frequency of “say-on-pay” votes

On a non-binding advisory basis, the Company’s shareholders voted to hold a “say-on-pay” vote on the compensation of the Company’s Named Executive Officers every 1 year, consistent with the recommendation of the Company’s Board of Directors (the “Board”).

Votes for Every 1 Year	Votes for Every 2 Years	Votes for Every 3 Years	Abstentions	Non-Votes
21,806,131	922	509,015	4,616	2,571,978

In light of the results of this vote and other factors, on June 7, 2023, the Board resolved that it would hold an advisory vote on the compensation of its Named Executive Officers every 1 year until the Board holds the next shareholder advisory vote on the frequency of “say-on-pay” votes, which shall be no later than the Company’s 2024 Annual General Meeting of Shareholders.

Ordinary Resolution 10: Ratification of the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company until conclusion of the 2024 Annual General Meeting

The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers LLP as the independent auditor of the Company until conclusion of the 2024 Annual General Meeting.

Votes For	Votes Against	Abstentions	Non-Votes
24,764,767	125,607	2,288	—

Ordinary Resolution 11: Authorization of the Audit Committee to set the independent auditor’s remuneration

The Company’s shareholders authorized the Audit Committee to set the remuneration of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Votes For	Votes Against	Abstentions	Non-Votes
24,770,778	119,328	2,556	—

Ordinary Resolution 12: Authorization of the Board of Directors to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the UK Companies Act 2006 (the “Companies Act”)

The Company’s shareholders authorized the Board of Directors to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company, pursuant to section 551 of the Companies Act.

Votes For	Votes Against	Abstentions	Non-Votes
24,178,010	703,459	11,193	—

Special Resolution 13: Authorization of the Board of Directors to allot equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemption rights does not apply to such allotment or sale, pursuant to sections 570 and 573 of the Companies Act

The Company’s shareholders authorized the Board of Directors to allot equity securities for cash and/or sell ordinary shares held by the Company as treasury shares for cash, in each case as if section 561 of the Companies Act regarding preemption rights does not apply to such allotment or sale, pursuant to sections 570 and 573 of the Companies Act.

Votes For	Votes Against	Abstentions	Non-Votes
24,121,263	757,703	13,696	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Luxfer Holdings PLC
(Registrant)
Date: June 13, 2023

By: /s/ Megan E. Glise
Megan E. Glise
General Counsel & Company Secretary
Authorized Signatory for and on behalf of
Luxfer Holdings PLC